CUSIP No. 00950H102	13 G	Page 26 of 27 Pages

Exhibit 99.1

AGREEMENT

                    Pursuant to Rule 13d-1(k)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

February 14, 2003	VENROCK ASSOCIATES

	By:	/s/ Anthony B. Evnin

Anthony B. Evnin
General Partner

February 14, 2003	VENROCK ASSOCIATES II, L.P.

	By:	/s/ Anthony B. Evnin

Anthony B. Evnin
General Partner

February 14, 2003	VENROCK ENTREPRENEURS FUND, L.P.
By: Venrock Management LLC, its General Partner

	By:	/s/ Anthony B. Evnin

Anthony B. Evnin
Member

February 14, 2003	VENROCK MANAGEMENT LLC

	By:	/s/ Anthony B. Evnin

Anthony B. Evnin
Member

February 14, 2003	GENERAL PARTNERS / MEMBERS
*

Michael C. Brooks

*

Joseph E. Casey

*

Eric S. Copeland

*

Anthony B. Evnin

*

Thomas R. Frederick

CUSIP No. 00950H102	13 G	Page 27 of 27 Pages

/s/ Terence J. Garnett

Terence J. Garnett

*

David R. Hathaway

*

Patrick F. Latterell

/s/ Bryan E. Roberts

Bryan E. Roberts

*

Ray A. Rothrock

*

Kimberley A. Rummelsburg

*

Anthony Sun

*

Michael F. Tyrrell

*By:	/s/ Anthony B. Evnin

Anthony B. Evnin
Attorney-in-Fact